UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2015

THE TJX COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-4908	04-2207613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701

(Address of principal executive offices) (Zip Code)

(508) 390-1000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 20, 2015, Bernard Cammarata, Chairman of the Board of Directors of The TJX Companies, Inc. (“TJX”), notified the Board of his decision to retire from the Board, effective as of the 2015 Annual Meeting of Stockholders to be held on June 11, 2015. After his retirement from the Board, Mr. Cammarata will remain with the Company in an advisory role as Founder and Executive Advisor. The Board intends to elect Carol Meyrowitz, Chief Executive Officer and a director of TJX, to the additional position of Chairman upon Mr. Cammarata’s retirement. A copy of the related press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01	Other Events

The information included above in Item 5.02 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press Release of The TJX Companies, Inc. dated April 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.

/s/ Ann McCauley
Ann McCauley
Executive Vice President, Secretary and General Counsel

Dated: April 22, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of The TJX Companies, Inc. dated April 22, 2015